Exhibit 99.1

System1 Announces Strong First Quarter 2025 Financial Results

All Key Financial Results At or Above the High-End of Guidance Range

•Revenue Decreased 12% Year-Over-Year to $74.5 Million
•GAAP Gross Profit Increased 53% Year-Over-Year to $28.4 Million
•Adjusted Gross Profit Increased 33% Year-Over-Year to $41.5 million
•GAAP Net Loss Increased 44% Year-Over-Year to $19.9 Million
•Adjusted EBITDA Increased 2754% Year-Over-Year to $12.1 Million

LOS ANGELES, CA – May 6, 2025 – System1, Inc. (NYSE: SST) ("System1" or the "Company"), an omnichannel customer acquisition marketing platform, today announced its financial results for the first quarter of 2025.

"We are pleased to report another solid quarter where our key financial metrics were all above the high end of our guidance for the period," commented Michael Blend, System1’s Co-Founder & Chief Executive Officer. "We are seeing strong execution by our team across our business lines, especially in our Owned and Operated products, and the investments we have been making in AI are showing up in our results."

Tridivesh Kidambi, Chief Financial Officer of System1, commented, "We are thrilled with our first quarter financial results and are especially encouraged by our return to year-over-year growth across several of our key financial metrics. We remain committed to delivering strong financial results, while continuing to focus on operating expense reduction initiatives. Looking ahead, we are bullish on the long-term prospects of the business and look forward to a year of focused execution delivering continued growth."

Note: Adjusted Gross Profit and Adjusted EBITDA are non-GAAP metrics that are defined and reconciled at the end of this release.

First Quarter 2025 Highlights

•System1 continued to update and improve our RAMP platform by integrating agentic coding and generative AI into the development process, which is driving faster development cycles for platform enhancements. These enhancements are accelerating the scale of campaign rollouts, while improving optimization accuracy, which is contributing to greater monetization efficiency – reinforcing management's belief in RAMP's role as a scalable engine for growth across our Owned & Operated and Partner Network businesses."
•CouponFollow.com started the year with another strong quarter posting a 162% year-over-year increase in organic sessions in Q1 2025, while renewing or expanding key brand partnerships.
•MapQuest gained significant traction with the launch of the "Gulf of Mexico/America Naming Generator". The Naming Generator had approximately 280,000 active users, with at least 820,000 names generated, and drove an additional 180,000 downloads to the MapQuest mobile application.

Given the current uncertainty related to one of our key advertising partners’ marketplaces, as well as the potential impact of broader volatility in online advertising demand and evolving tariff policies, we do not plan to provide financial guidance for the second quarter of 2025.

About System1, Inc.

System1 combines best-in-class technology & data science to operate its advanced Responsive Acquisition Marketing Platform (RAMP). System1’s RAMP is omnichannel and omnivertical, and built for a privacy-centric world. RAMP enables the building of powerful brands across multiple consumer verticals, the development & growth of a suite of privacy-focused products, and the delivery of high-intent customers to advertising partners. For more information, visit www.system1.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, particularly any statements or materials regarding System1’s future results. Forward-looking statements include, but are not limited to, statements regarding System1 or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause System1’s actual financial results or operating performance to be materially different from those expressed or implied by these forward-looking statements. Readers or users of this press release should evaluate the risk factors summarized below, which summary list is not exclusive. Readers or users of this press release should also carefully review the "Risk Factors" and other information included in our Annual Report on Form 10-K for the fiscal year ending December 31, 2024, as well as our Form 10-Qs, Form 8-Ks and other reports filed with the Securities and Exchange Commission (the "SEC") from time to time. Please refer to these SEC filings for additional information regarding the risks and other factors that may impact System1’s business, prospects, financial results and operating performance.

Such risks, uncertainties and assumptions include, but are not limited to: (1) our ability to maintain our key relationships with network partners and advertisers, including our monetization arrangements; (2) our ability to collect, process, effectively utilize and safely store the first party data that we obtain through our services; (3) the performance of our responsive acquisition marketing platform, or RAMP; (4) changes in customer demand for our services and our ability to quickly adapt to such changes; (5) our ability to maintain and attract consumers and advertisers in the face of changing economic or competitive conditions; (6) our ability to improve and maintain adequate internal control over financial reporting and remediate identified material weaknesses; (7) our ability to successfully source and complete acquisitions and to integrate the operations of companies System1 acquires; (8) our ability to raise financing in the future as and when needed or on market terms; (9) our ability to compete with existing competitors and the entry of new competitors in the market; (10) changes in applicable laws or regulations impacting the business which we operate and our ability to maintain compliance with the various laws that our business and operations are subject to; (11) our ability to protect our intellectual property rights; and (12) other risks and uncertainties indicated from time to time in our filings with the SEC. The foregoing list of factors is not exclusive.

Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from any forward-looking statements contained in this press release. System1’s independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the forward-looking statements for the purpose of their inclusion in this press release, and accordingly, do not express an opinion or provide any other form of assurance with respect thereto for the purpose of this press release. System1 will not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that such trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.

Non-GAAP Measures: Adjusted Gross Profit and Adjusted EBITDA

Adjusted Gross Profit and Adjusted EBITDA are non-GAAP financial measures and represent key metrics used by System1's management and board of directors to measure the operational strength and performance of its core business, to establish budgets, and to develop operational goals for managing its business. Adjusted Gross Profit is defined as gross profit plus depreciation and amortization related to cost of revenues. Adjusted EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation and amortization expense, stock-based compensation expense, deferred compensation, gain (loss) on extinguishment of debt, non-cash revaluation of warrant liability and acquisition and restructuring costs.

System1 believes Adjusted Gross Profit and Adjusted EBITDA are relevant and useful metrics for investors because it allows investors to view performance in a manner similar to the method used by management. There are limitations on the use of Adjusted Gross Profit and Adjusted EBITDA and it may not be comparable to similarly titled measures of other companies. Other companies, including companies in System1's industry, may calculate non-GAAP financial measures differently than System1 does, limiting the usefulness of those measures for comparative purposes.

Adjusted Gross Profit should not be considered a substitute for revenue. Adjusted EBITDA should not be considered a substitute for income (loss) from operations, net income (loss), or net income (loss) attributable to System1 on a consolidated basis that System1 reports in accordance with GAAP. Although System1 uses Adjusted Gross Profit and Adjusted EBITDA as financial measures to assess the performance of its business, such use is limited because it does not include certain costs necessary to operate System1's business. System1's presentation of Adjusted Gross Profit and Adjusted EBITDA should not be construed as indications that its future results will be unaffected by unusual or nonrecurring items.

Exhibit 99.1

Unaudited Condensed Consolidated Statements of Operations
(In thousands)

	Three Months Ended March 31,
	2025	2024
Revenue	$74,513	$84,917
Operating expenses:
Cost of revenue	46,077	66,318
Salaries and benefits	24,988	24,483
Selling, general, and administrative	16,574	19,912
Total operating expenses	87,639	110,713
Operating loss	(13,126)	(25,796)
Other expense (income):
Interest expense, net	7,085	7,970
Gain on extinguishment of debt	—	(19,676)
Change in fair value of warrant liabilities	32	(251)
Total other expense (income), net	7,117	(11,957)
Loss before income tax	(20,243)	(13,839)
Income tax benefit	(387)	(48)
Net loss	(19,856)	(13,791)
Less: Net loss attributable to non-controlling interest	(3,973)	(3,254)
Net loss attributable to System1, Inc.	(15,883)	(10,537)

Exhibit 99.1

Unaudited Condensed Consolidated Balance Sheets
(In thousands, except for par values)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$43,913	$63,607
Restricted cash, current	1,243	3,970
Accounts receivable, net	61,760	62,916
Prepaid expenses and other current assets	7,266	3,984
Total current assets	114,182	134,477
Restricted cash, non-current	—	371
Property and equipment, net	1,921	2,104
Internal-use software development costs, net	14,203	14,436
Intangible assets, net	203,965	222,341
Goodwill	82,407	82,407
Operating lease right-of-use assets	2,157	2,644
Other non-current assets	319	349
Total assets	$419,154	$459,129
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,641	$10,401
Accrued expenses and other current liabilities	61,549	76,200
Operating lease liabilities, current	1,522	2,089
Current debt, net	18,970	16,405
Total current liabilities	89,682	105,095
Operating lease liabilities, non-current	1,327	1,365
Non-current debt, net	248,464	255,118
Warrant liability	334	302
Deferred tax liability	5,611	6,199
Other non-current liabilities	6,077	6,054
Total liabilities	351,495	374,133
Stockholders' equity:
Class A common stock - $0.0001 par value; 500,000 shares authorized, 74,855 and 73,653 Class A shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	7	7
Class C common stock - $0.0001 par value; 25,000 shares authorized, 18,704 and 18,704 Class C shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	2	2
Additional paid-in capital	865,832	863,033
Accumulated deficit	(798,218)	(782,335)
Accumulated other comprehensive loss	(432)	(443)
Total stockholders' equity attributable to System1, Inc.	67,191	80,264
Non-controlling interest	468	4,732
Total stockholders' equity	67,659	84,996
Total liabilities and stockholders' equity	$419,154	$459,129

Exhibit 99.1

The following table reconciles Revenue to Gross Profit and Adjusted Gross Profit for the periods presented (in millions):

	Three Months Ended March 31,
	2025	2024
Revenue	$74.5	$84.9
Less: Cost of revenue	(46.1)	(66.3)
Gross profit	28.4	18.6
Add: amortization included in cost of revenue	13.1	12.6
Adjusted Gross Profit	$41.5	$31.2

Exhibit 99.1

The following table reconciles net loss to Adjusted EBITDA for the periods presented (in millions):

	Three Months Ended March 31,
	2025	2024
Net loss	$(19.9)	$(13.8)
Plus:
Income benefit	(0.4)	—
Interest expense	7.1	8.0
Depreciation and amortization	20.5	19.8
Other expense	—	(0.1)
Stock-based compensation & distributions to members	2.7	4.0
Gain on extinguishment of debt	—	(19.7)
Non-cash revaluation of warrant liability	—	(0.3)
Acquisition and restructuring costs	2.1	2.5
Adjusted EBITDA	$12.1	$0.4

Investors:
Brett Milotte
ICR, Inc.
Brett.Milotte@icrinc.com